UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

May 20, 2014

Rosetta Stone Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34283	043837082
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

1919 North Lynn St., 7th Fl., Arlington, Virginia 22209

(Address of principal executive offices, including zip code)

800-788-0822

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of Rosetta Stone Inc. (the “Company”) was held on May 20, 2014.  The results of the matters submitted to a stockholder vote at the Annual Meeting were as follows:

1.              Election of Class II Directors:  Our stockholders re-elected the following Class II directors to each serve three-year terms expiring on the date of the 2017 annual meeting of stockholders or until his or her successor is duly elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes

James P. Bankoff	13,554,581	1,003,101	4,347,832
Laurence Franklin	13,523,831	1,033,851	4,347,832
Laura L. Witt	13,554,964	1,002,718	4,347,832

2.              Ratification of Appointment of Independent Registered Public Accounting Firm:  Our stockholders ratified the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2014.

Votes For	Against	Abstain	Broker Non-Votes

18,255,857	633,994	15,663	0

3.              Approval of an Amendment to the 2009 Omnibus Incentive Plan, as amended (the “2009 Plan”), to increase the number of shares available for issuance under the 2009 Plan.  Our stockholders approved the amendment to the 2009 Plan.

Votes For	Against	Abstain	Broker Non-Votes

11,471,482	3,077,578	8,622	4,347,832

4.              Advisory Vote on Executive Compensation (Say on Pay): Our stockholders gave advisory approval to the compensation paid to our named executive officers.

Votes For	Against	Abstain	Broker Non-Votes

13,449,826	1,091,486	16,370	4,347,832

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2014

	By:	/s/ Bruce C. Ghrist
		Name:	Bruce C. Ghrist
		Title:	Acting General Counsel and Secretary